UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2009, Verenium Corporation (the “Company”) filed a Certificate of Amendment of Restated Certificate of Incorporation (the “Certificate of Amendment”) in order to effect the previously-disclosed one-for-twelve reverse stock split of its common stock.  Pursuant to the Certificate of Amendment, the reverse stock split became effective at 5:00 p.m. (Eastern Time) on September 9, 2009 (the “Effective Time”).  As a result of the reverse stock split, each twelve shares of the Company’s common stock that were issued and outstanding or held in treasury at the Effective Time were automatically combined into one share, subject to the elimination of fractional shares as described in the Certificate of Amendment. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on September 9, 2009 announcing the completion of the reverse stock split discussed under Item 5.03 of this report.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation

99.1	Press release issued by Verenium Corporation on September 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 9, 2009	By:	/s/ Gerald M. Haines II
Name: Gerald M. Haines II
Title: Executive Vice President

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation

99.1	Press release issued by Verenium Corporation on September 9, 2009